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                                                                   Exhibit 10.19

================================================================================
                               RENEWAL TERM NOTE
                                  (Number Two)
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$1,800,000.00                                                Birmingham, Alabama
                                                               September 8, 2003

     FOR VALUE RECEIVED, without grace, AEROSONIC CORPORATION, a Delaware Corporation and AVIONICS SPECIALTIES, INC., a Virginia Corporation (hereinafter collectively called the "Borrower"), jointly and severally, promise to pay to the order of FIRST COMMERCIAL BANK, a State Bank (hereinafter called the "Bank", together with any subsequent holder of this note called the "Holder"), in the manner set forth below, the principal sum of ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00), or so much thereof as may be advanced by the Bank hereunder, plus interest on the unpaid principal balance of the amount advanced hereunder from the date advanced until payment in full at the rate set forth below. All interest on this note will be computed on the basis of the actual number of days elapsed over an assumed 360 day year.

     This Note shall bear interest on the unpaid principal balance hereof at the rate designated by First Commercial Bank as its prime rate (Current Prime Rate is 4%) in effect from time to time (the "Prime Rate"). Any change in the interest rate on this Note caused by a change in the Prime Rate shall take effect on the effective date such change as designated by the payee Bank, without notice to the Borrower and without any further action by the Bank.

     This Note shall be payable in monthly principal installments of Thirty Seven Thousand One Hundred Three and no/100 ($37,103.00), plus accrued interest, with the unpaid balance due at maturity. The entire outstanding principal balance, with accrued interest shall be due and payable on or before December 5, 2003. All amounts received by Lender shall be applied first to accrued, unpaid interest, then to unpaid principal, and then to any late charges or expenses, or in any other order as determined by Lender, in Lender's sole discretion, as permitted by law. An interest surcharge of $250.00 has been paid by the Borrower.

     Borrower shall pay to Bank a late charge equal to the greater of $25.00 or five percent (5%) of any amount, including any interest, not paid within ten
(10) days of the due date of such amount, not as a penalty, but as compensation to the Bank for the cost of collecting and processing such late payment, provided, such late charge shall not exceed the sum of $999.99. Borrower agrees that such late charge represents a good faith reasonable estimate of the probable cost to Bank of such delinquency. Bank shall have no obligation to accept any late payment not accompanied by said late charge, but if Bank does so, Bank shall not thereby waive its right to the late charge.

     This note is secured by the following instrument or instruments executed and delivered to the payee Bank (such instrument or instruments are hereinafter referred to as the "Security Document," whether one instrument or more):

INSTRUMENT:                   EXECUTED BY:                 DATE:

SECURITY AGREEMENT            Aerosonic Corporation        September 17, 1997
   (Accounts, Inventory and
      General Intangibles)

SECURITY AGREEMENT            Avionics Specialties. Inc.   September 17, 1997
   (Accounts, Inventory and
      General Intangibles)

                                                      Renewal Term Note - Page 1

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     It is hereby agreed that if default be made in the payment of this note or any part hereof or any interest hereon, or if failure be made to perform any of the covenants, agreements or stipulations contained in any Security Document, or upon the occurrence of any event of default as set forth hereinafter, then, at the option of the Bank, the entire unpaid principal balance of this note, with accrued interest thereon, shall at once become due and payable in full, without notice, time being of the essence of this contract. As used herein, "default" and "event of default" shall mean the occurrence or happening of any one or more of the following events, circumstances or conditions: (a) default in the payment of this Note or any part hereof or any interest hereon as and when due and such default shall continue for ten (10) calendar days, or the failure in the timely performance of any of the covenants, agreements or stipulations contained in any Security Document: (b) the default by the Borrower in the due payment of any amount evidenced by, or the performance of any obligation in, this Note or any Security Document; (c) the misrepresentation or distortion by the Borrower or a Guarantor of any material fact in any statement, report, certification or representation made to the Bank at any time: (d) the loss, theft, damage, sale, seizure, attachment or encumbrance of any material portion of the collateral described in any Security Document: (e) the dissolution or liquidation or insolvency of the Borrower; (f) the filing of a voluntary or involuntary petition under any provision of any federal or state bankruptcy statute (whether for bankruptcy, reorganization, arrangement, readjustment of debt, composition, extension, wage earner's plan or otherwise) by or against the Borrower, or the taking by the Borrower of corporate action for the purpose of effecting any of the foregoing; (g) the appointment of a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the Borrower's properties or assets, or the adjudication of the Borrower as a bankrupt or insolvent, or the entry of any order for relief against the Borrower in any voluntary or involuntary bankruptcy or reorganization case; (h) the general assignment for the benefit of creditors of the Borrower; (i) the failure or admission of the inability of the Borrower generally to pay the Borrower's debts as they become due; (j) the business failure of the Borrower; (k) the entry of a judgment against the Borrower, and the same shall not be satisfied in full or stayed within a period of thirty (30) days or the issuance of a writ of attachment or garnishment against the Borrower; (l) the failure by the Borrower to pay when due any insurance premium that may be required under the terms of any Security Document or any assessment or any taxes when due; or (m) the occurrence of any default or event of default as set forth in any Security Document.

     The Borrower and all sureties, endorsers and guarantors of this note, jointly and severally, waive demand, presentment for payment, notice of nonpayment, protest, notice of protest, and all other notice, filing of suit and diligence in collecting this note, or the release of any party primarily or secondarily liable thereon, and further, jointly and severally, agree that it will not be necessary for the Bank, in order to enforce payment of this note, first to institute suit, and jointly and severally, consent to any one or more extensions or postponements of time of payment of this note or any other indulgences with respect hereto, without notice thereof to any of them.

     The Borrower agrees to pay all costs of collecting or securing or attempting to collect to secure this note, including court costs and reasonable attorney's fees and further waives all right of exemption under the Constitution and Laws of Alabama.

     The Bank may, but shall not be required to, apply on or after maturity, to the payment of the indebtedness evidenced hereby, any funds or credit held by the Bank on deposit, in trust or otherwise, for the account of the Borrower or any other party liable hereon.

     The Borrower understands that the Bank may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which such participant or participants shall be given participations in advances made under this note and that such participants may from time to time similarly grant to other participants subparticipations in such advances. Any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower or any other party liable hereon, as fully as if such participant or subparticipant had made a loan directly to the Borrower or such other party in the amount of the participation or subparticipation given to such participant or subparticipant in the advances on this note. For the purposes of this paragraph only, the Borrower and every other party liable hereon shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and Interest on, advances made under this note.

                                                      Renewal Term Note - Page 2

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     THE BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR
PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS PROMISSORY NOTE, THE LOAN BEING MADE EVIDENCED BY THIS PROMISSORY NOTE OR THE SUBJECT MATTER HEREOF.

     The Borrower agrees that any action or proceeding relating to this Note may by brought and enforced in the courts of the State of Alabama, 10th Judicial Circuit, or of the United States District Court, Northern District of Alabama, and irrevocably submits to the jurisdiction of each such court and any appellate court from any thereof in any action or proceeding arising out of or relating to this Note, and the Borrower irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State court or in such federal court. Nothing herein shall affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of any other jurisdictions. The Borrower Irrevocably waives, to the fullest extent permitted by law, any objection which it may have now or hereafter have to the laying of venue of any action or proceeding relating to this Note brought in the State of Alabama, 10th Judicial Circuit, or the United States District Court, Northern District of Alabama, and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower at the address herein specified. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     This note has been executed by the Borrower without condition that anyone else should sign or become bound hereunder and without any other conditions whatever being made. The provisions hereof are binding on the successors and assigns of the Borrower and shall inure to the benefit of the payee Bank and its successors and assigns.

     The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid against the Bank unless in writing and signed by the Bank. All rights and remedies hereunder and under any statute or rule of law shall be cumulative and may be exercised successively or concurrently. This note shall be governed by and construed in accordance with the laws of the State of Alabama.

     This Note is one of several notes executed by Borrower and a default under the terms and conditions of either Note will constitute a default under this Note.

     This Note is a Renewal Note of that certain Term Note (Number Two) executed by Borrower to Bank dated July 26, 2000 in the amount of $1,800,000.00, with an outstanding principal balance of $464,292.00 (collectively the "Existing Note") which Existing Note is owned and held by Bank. The Existing Note and the payment terms thereof are hereby consolidated, modified and restated, and, effective with the date hereof, all the terms of the Existing Note are superseded by, and subsumed within, the terms hereof so as to extend and renew the existing indebtedness; provided, however, that this Renewal Promissory Note shall not operate to discharge, satisfy, cancel, release or repay, or be deemed a substitution or novation of, the indebtedness heretofore evidenced by the Existing Note, which indebtedness is hereby expressly preserved and confirmed in all respects. The Bank may retain the Existing Note in its file along with this Renewal Promissory Note until the indebtedness evidenced hereby is paid in full.

                                                      Renewal Term Note - Page 3

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     This Note is executed under Seal by Borrower.

CAUTION - IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS PROMISSORY NOTE BEFORE YOU SIGN IT.

ATTEST:                       AEROSONIC CORPORATION, a Delaware Corporation


By:                           By: /s/ Gary Colbert
    -----------------------       ----------------------------------------------
    Its                                           Gary Colbert
        -------------------                   [Print or Type Name]

                                             Chief Financial Officer
                                                [Title of Officer]


WITNESSES:


/s/ Lori Williams
---------------------------


/s/ Wanda Elliott
---------------------------


ATTEST:                       AVIONICS SPECIALTIES, INC., a Virginia Corporation


By:                           By: /s/ Gary Colbert
    -----------------------       ----------------------------------------------
    Its                                           Gary Colbert
        -------------------                   [Print or Type Name]

                                             Chief Financial Officer
                                                [Title of Officer]


WITNESSES:


/s/ Lori Williams
---------------------------


/s/ Wanda Elliott
---------------------------

STATE OF FLORIDA     )
COUNTY OF PINELLAS   )

     The foregoing instrument was acknowledged before me this 16th day of September, 2003 by Gary Colbert, Chief Financial Officer of AEROSONIC CORPORATION, a Delaware Corporation, on behalf of the corporation. He is personally known to me or has produced Driver's License as identification.


[SEAL]                                               /s/ Lois K. Abraham
                                             -----------------------------------
[SEAL]       Lois K. Abraham                           [NOTARY PUBLIC]
         Commission # CC 965369
           Expires Sep. 9, 2004                        Lois K. Abraham
              Bonded Thru                            [Print or Type Name]
       Atlantic Bonding Co., Inc.

                                                      Renewal Term Note - Page 4

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STATE OF FLORIDA     )
COUNTY OF PINELLAS   )

     The foregoing instrument was acknowledged before me this 16th day of September, 2003 by Gary Colbert, Chief Financial Officer of AVIONICS SPECIALTIES, INC., a Delaware Corporation, on behalf of the corporation. He is personally known to me or has produced Driver's License as identification.


[SEAL]                                               /s/ Lois K. Abraham
                                             -----------------------------------
[SEAL]       Lois K. Abraham                           [NOTARY PUBLIC]
        Commission # CC 965369
          Expires Sep. 9, 2004                         Lois K. Abraham
               Bonded Thru                           [Print or Type Name]
       Atlantic Bonding Co., Inc.

This Instrument Prepared By:

Claude McCain Moncus, Esq.
CORLEY, MONCUS & WARD, P.C.
400 Shades Creek Parkway
Suite 100
Birmingham, Alabama 35209
(205) 879-5959

                                                      Renewal Term Note - Page 5